EXHIBIT 99.1

Keurig Dr Pepper Reports Strong Q2 2021 Results

Company Delivers Double-Digit Growth in Net Sales and Earnings Per Share

2021 Guidance Raised for Net Sales and Reaffirmed for Adjusted diluted EPS

BURLINGTON, MA and FRISCO, TX (July 29, 2021) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported strong and balanced financial results for the second quarter ended June 30, 2021. The Company also raised its 2021 guidance for constant currency net sales growth to a range of 6% to 7%, from the previous 4% to 6%, and reaffirmed its guidance for Adjusted diluted EPS growth in the range of 13% to 15%.

	Reported GAAP Basis		Adjusted Basis[1]
	Q2 2021	YTD 2021	Q2 2021	YTD 2021
Net Sales	$3.14 bn	$6.04 bn	$3.14 bn	$6.04 bn
% vs prior year	9.6%	10.3%	9.6%	10.3%
% vs prior year - constant currency			8.1%	9.4%
% vs YTD 2019 - constant currency				13.4%

Diluted EPS	$0.31	$0.54	$0.38	$0.71
% vs prior year	47.6%	68.8%	15.2%	14.5%
% vs YTD 2019		42.1%		29.1%

Commenting on the announcement, Chairman and CEO Bob Gamgort stated, “KDP delivered another strong quarter, as we successfully navigated a challenging macro environment marked by inflation, supply chain disruptions and a tight labor market. For the first six months of 2021, we delivered 9% revenue growth and nearly 15% Adjusted diluted EPS growth. Notwithstanding the expectation for ongoing challenges to persist for some time, we are confident in our strengthened top-line outlook and plan to reinvest any profit upside back into the business. In addition, our commitment to achieve our three-year merger targets ending this year remains unchanged.”

Second Quarter Consolidated Results

Net sales for the second quarter of 2021 increased 9.6% to $3.14 billion, compared to $2.86 billion in the year-ago period, driven by growth in each business segment, with Beverage Concentrates and Latin America Beverages posting strong double-digit growth. On a constant currency basis, net sales advanced 8.1% in the quarter, reflecting higher volume/mix of 6.1% and favorable net price realization of 2.0%. For the first six months of 2021, constant currency net sales advanced 13.4% versus the first six months of 2019.

In LRB, KDP in-market performance in the quarter remained strong, with retail dollar consumption2 advancing 5.2% across the Company’s cold beverage retail base, reflecting strength in CSDs3, premium unflavored water, enhanced flavored water, apple juice, apple sauce, and coconut water. This performance was driven by Dr Pepper, Sunkist, A&W, 7UP and Squirt CSDs, CORE Hydration, Evian, Bai, Motts apple juice and apple sauce, Polar, and Vita Coco. On a two-year stacked basis, KDP gained market share in nearly 80% of its cold beverage retail base and grew consumption of its cold beverage portfolio by 20%.

___________________________________

1 Adjusted financial metrics used in this release are non-GAAP. See reconciliations of GAAP results to Adjusted results in the accompanying tables.
2 Retail consumption data based on Keurig Dr Pepper’s custom IRi category definitions for the 13-week period ending 6/27/2021.
3 CSDs refer to “Carbonated Soft Drinks”.

In coffee, retail consumption of single-serve pods manufactured by KDP in IRi tracked channels decreased 1.2% compared to the year-ago period that was significantly impacted by consumer stock-up purchasing related to the pandemic. Dollar market share remained strong, advancing to 83% in the quarter. Performance in the away-from-home business improved versus the year-ago shelter-in-place environment, although the increase in consumer mobility has not yet translated into a broad return to offices. On a two-year stacked basis, retail consumption of single-serve pods manufactured by KDP increased 13% in IRi tracked channels.

GAAP operating income increased 31% to $734 million in the second quarter of 2021, compared to $561 million in the year-ago period, reflecting the growth in net sales, productivity and merger synergies, as well as the favorable year-over-year impact of items affecting comparability. These drivers were partially offset by significantly higher marketing investments in the quarter, inflation in input costs, logistics, and manufacturing and higher operating expenses associated with increased consumer demand.

Adjusted operating income grew 8.3% to $839 million in the second quarter of 2021, compared to $775 million in the year-ago period. On a percent of net sales basis, Adjusted operating income in the second quarter of 2021 was 26.7%, compared to 27.1% in the year-ago period, reflecting the significant increase in marketing investment and the impact of inflation. On a constant currency basis, Adjusted operating income increased 6.8% in the quarter. For the first six months of 2021, Adjusted operating income advanced 19.4% versus the first six months of 2019.

GAAP net income grew 50% to $448 million in the second quarter of 2021, or $0.31 per diluted share, compared to $298 million, or $0.21 per diluted share, in the year-ago period. This performance was driven by the growth in operating income and lower interest expense.

Adjusted net income advanced 14.7% to $538 million in the second quarter of 2021, compared to $469 million in the year-ago period, largely reflecting the Adjusted operating income growth and lower interest expense stemming from the first quarter 2021 strategic refinancing that resulted in favorable interest rates. Adjusted diluted EPS advanced 15.2% to $0.38 in the second quarter of 2021, compared to $0.33 in the year-ago period. For the first six months of 2021, Adjusted diluted EPS grew 29.1% versus the first six months of 2019.

Free cash flow totaled $492 million in the second quarter of 2021, reflecting the growth in earnings and ongoing effective working capital management. This continued strong free cash flow performance enabled KDP to reduce total financial obligations by $431 million in the second quarter of 2021 and end the period with $167 million of unrestricted cash on hand. In addition, the Company’s management leverage ratio continued to decline, ending the second quarter of 2021 at 3.4x, compared to 4.0x in the year-ago period. Since the close of the merger in July 2018, the Company’s management leverage ratio has declined by 2.6x.

Second Quarter Segment Results

Coffee Systems
Net sales for the second quarter of 2021 advanced 5.6% to $1.10 billion, compared to $1.04 billion in the year-ago period. On a constant currency basis, net sales advanced 3.9%, reflecting higher volume/mix of 3.5% and favorable net price realization of 0.4%.

The volume/mix increase of 3.5% in the quarter reflected pod volume growth of 0.2% and brewer volume growth of 29%. The pod volume performance reflected unfavorable shipment timing impacted by at-home consumer stock-up behavior in the year-ago period, largely offset by an improved performance in the away-from-home business, although the return to offices continues to be slow. The brewer volume growth largely reflected continued strong retail consumption, primarily driven by the Company’s successful brewer innovation program and, to a lesser extent, favorable timing of Prime Day during the second quarter of 2021 versus the third quarter of 2020.

GAAP operating income increased 11.0% to $322 million in the second quarter of 2021, compared to $290 million in the year-ago period, reflecting continued productivity and merger synergies and the favorable year-over-year impact of items affecting comparability. Partially offsetting these positive drivers was inflation in input costs, logistics and manufacturing.

Adjusted operating income increased 2.2% to $371 million in the second quarter of 2021, compared to $363 million in the year-ago period and, on a constant currency basis, Adjusted operating income advanced 1.1%. On a percent of net sales basis, Adjusted operating income in the second quarter of 2021 was 33.7%, compared to 34.8% in the year-ago period, largely reflecting negative margin mix due to the exceptionally strong brewer sales.

Packaged Beverages
Net sales for the second quarter of 2021 increased 7.6% to $1.50 billion, compared to $1.39 billion in the year-ago period. On a constant currency basis, net sales increased 7.3%, reflecting favorable volume/mix of 6.2% and higher net price realization of 1.1%. Leading the strong net sales performance were CSDs, particularly Canada Dry, Sunkist, Dr Pepper, 7UP, A&W and Squirt, as well as growth in Core Hydration, Evian, Snapple, Polar, Bai, and Motts, partially offset by a decline in Hawaiian Punch.

GAAP operating income increased 24.0% to $258 million in the second quarter of 2021, compared to $208 million in the year-ago period, largely reflecting the benefits of the strong net sales growth, continued productivity and merger synergies and the favorable year-over-year impact of items affecting comparability. Partially offsetting these growth drivers were inflation in input costs, logistics, and manufacturing, a significant increase in marketing investment and higher operating costs to meet continued strong consumer demand.

Adjusted operating income advanced 6.3% to $286 million in the second quarter of 2021, compared to $269 million in the year-ago period and, on a constant currency basis, Adjusted operating income increased 5.9%. On a percent of net sales basis, Adjusted operating income in the second quarter of 2021 was 19.1%, compared to 19.3% in the year-ago period.

Beverage Concentrates
Net sales for the second quarter of 2021 increased 21.4% to $375 million, compared to $309 million in the year-ago period. On a constant currency basis, net sales advanced 20.7%, reflecting higher volume/mix of 10.3% and favorable net price realization of 10.4%. The volume/mix performance largely reflected improving trends versus year-ago in the fountain foodservice business, driven by higher levels of consumer mobility in the restaurant and hospitality channels, and the benefit of significantly higher marketing investment.

Total shipment volume versus year-ago increased 7.0% in the quarter, as increases in Dr Pepper and Crush were partially offset by lower shipment volume in Canada Dry. Bottler case sales volume increased 8.1% in the quarter compared to the year-ago period.

GAAP operating income increased 15.5% to $254 million in the second quarter of 2021, compared to $220 million in the year-ago period, reflecting the benefit of the higher net sales, partially offset by the higher marketing investment in the quarter.

Adjusted operating income increased 15.3% to $256 million in the second quarter of 2021, compared to $222 million in the year-ago period and, on a constant currency basis, Adjusted operating income advanced 14.4%. On a percent of net sales basis, Adjusted operating income was 68.3% in the second quarter of 2021, compared to 71.8% in the year-ago period, primarily reflecting the significant investment in marketing.

Latin America Beverages
Net sales for the second quarter of 2021 increased 38.3% to $166 million, compared to $120 million in the year-ago period and, on a constant currency basis, net sales increased 20.8%. This performance was driven by strong volume/mix growth of 16.6%, reflecting the benefit of significantly higher marketing investment and favorable net price realization of 4.2%. Leading the strong net sales performance in the quarter were Peñafiel and Clamato.

GAAP operating income increased 71% to $36 million in the second quarter of 2021, compared to $21 million in the year-ago period, reflecting the strong growth in constant currency net sales, continued productivity, favorable foreign currency translation and transaction impacts and the favorable year-over-year impact of items affecting comparability. This performance was partially offset by significantly higher marketing investment and inflation in logistics and input costs.

Adjusted operating income increased 61% to $37 million in the second quarter of 2021, compared to $23 million in the year-ago period and, on a constant currency basis, Adjusted operating income increased 44%. On a percent of net sales basis, Adjusted operating income advanced 310 basis points to 22.3% in the second quarter of 2021, compared to 19.2% in the year-ago period, primarily reflecting the strong growth in net sales and productivity.

Outlook for 2021
The Company raised its guidance for constant currency net sales growth to the range of 6% to 7%, from the previous range of 4% to 6%, and it reaffirmed its outlook for Adjusted diluted EPS growth in the range of 13% to 15%, with any over-delivery reinvested back into the business. KDP continues to expect its management leverage ratio to be at or below 3.0x at year-end.

KDP Investor Contacts:
Tyson Seely
T: 781-418-3352 / tyson.seely@kdrp.com

Steve Alexander
T: 972-673-6769 / steve.alexander@kdrp.com

KDP Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper

Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue in excess of $11 billion and nearly 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit, www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. (“DPS” and such combination, the “transaction”), the anticipated benefits of the transaction, including estimated synergies and cost savings, the long-term merger targets, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the company’s business and the transaction and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the transaction, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) the impact of the global COVID-19 pandemic, and (iv) risks relating to the businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K and subsequent filings. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted operating income, Adjusted net income, Adjusted diluted EPS and Free Cash Flow, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs related to the transaction and integration activities, which are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.

To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Second Quarter		First Six Months
(in millions, except per share data)	2021	2020	2021	2020
Net sales	$3,140	$2,864	$6,042	$5,477
Cost of sales	1,370	1,302	2,672	2,463
Gross profit	1,770	1,562	3,370	3,014
Selling, general and administrative expenses	1,039	1,001	2,000	2,029
Other operating income, net	(3)	—	(4)	(42)
Income from operations	734	561	1,374	1,027
Interest expense	125	157	265	310
Loss on early extinguishment of debt	—	2	105	4
Impairment of investments and note receivable	—	—	—	86
Other (income) expense, net	(4)	(4)	(7)	16
Income before provision for income taxes	613	406	1,011	611
Provision for income taxes	165	108	238	157
Net income	$448	$298	$773	$454
Less: Net income attributable to non-controlling interest	—	—	—	—
Net income attributable to KDP	$448	$298	$773	$454

Earnings per common share:
Basic	$0.32	$0.21	$0.55	$0.32
Diluted	0.31	0.21	0.54	0.32
Weighted average common shares outstanding:
Basic	1,417.4	1,407.2	1,413.4	1,407.1
Diluted	1,428.1	1,421.5	1,426.9	1,420.8

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in millions, except share and per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$167	$240
Restricted cash and restricted cash equivalents	3	15
Trade accounts receivable, net	1,075	1,048
Inventories	897	762
Prepaid expenses and other current assets	474	323
Total current assets	2,616	2,388
Property, plant and equipment, net	2,420	2,212
Investments in unconsolidated affiliates	86	88
Goodwill	20,272	20,184
Other intangible assets, net	23,983	23,968
Other non-current assets	926	894
Deferred tax assets	41	45
Total assets	$50,344	$49,779
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,976	$3,740
Accrued expenses	1,019	1,040
Structured payables	144	153
Short-term borrowings and current portion of long-term obligations	1,323	2,345
Other current liabilities	455	416
Total current liabilities	6,917	7,694
Long-term obligations	11,721	11,143
Deferred tax liabilities	5,972	5,993
Other non-current liabilities	1,491	1,119
Total liabilities	26,101	25,949
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,417,441,055 and 1,407,260,676 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	14	14
Additional paid-in capital	21,743	21,677
Retained earnings	2,357	2,061
Accumulated other comprehensive (income) loss	128	77
Total stockholders' equity	24,242	23,829
Non-controlling interest	1	1
Total equity	24,243	23,830
Total liabilities and stockholders' equity	$50,344	$49,779

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Six Months
(in millions)	2021	2020
Operating activities:
Net income	$773	$454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	206	183
Amortization of intangibles	67	66
Other amortization expense	80	76
Provision for sales returns	32	20
Deferred income taxes	(12)	(29)
Employee stock-based compensation expense	48	42
Loss on early extinguishment of debt	105	4
Gain on disposal of property, plant and equipment	(4)	(40)
Unrealized (gain) loss on foreign currency	(15)	12
Unrealized (gain) loss on derivatives	(72)	76
Equity in loss of unconsolidated affiliates	1	18
Impairment on investments and note receivable of unconsolidated affiliate	—	86
Other, net	3	36
Changes in assets and liabilities:
Trade accounts receivable	(41)	58
Inventories	(131)	(101)
Income taxes receivable and payables, net	(65)	69
Other current and non-current assets	(131)	(234)
Accounts payable and accrued expenses	293	260
Other current and non-current liabilities	2	6
Net change in operating assets and liabilities	(73)	58
Net cash provided by operating activities	1,139	1,062
Investing activities:
Purchases of property, plant and equipment	(204)	(276)
Proceeds from sales of property, plant and equipment	15	202
Purchases of intangibles	(12)	(15)
Issuance of related party note receivable	(2)	(6)
Other, net	3	3
Net cash used in investing activities	(200)	(92)
Financing activities:
Proceeds from issuance of Notes	2,150	1,500
Repayments of Notes	(3,595)	(250)
Proceeds from issuance of commercial paper	2,776	5,518
Repayments of commercial paper	(1,453)	(6,354)
Proceeds from KDP Revolver	—	1,850
Repayments of KDP Revolver	—	(1,850)
Proceeds from sale of stock by JAB	—	22
Repayments of 2019 KDP Term Loan	(425)	(730)
Proceeds from structured payables	73	86
Repayments of structured payables	(81)	(227)
Cash dividends paid	(424)	(423)
Proceeds from issuance of common stock	140	—
Tax withholdings related to net share settlements	(125)	—
Payments on finance leases	(27)	(24)
Other, net	(37)	(19)
Net cash used in financing activities	(1,028)	(901)
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing and financing activities	(89)	69
Effect of exchange rate changes	4	(3)
Beginning balance	255	111
Ending balance	$170	$177

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Second Quarter		First Six Months
(in millions)	2021	2020	2021	2020
Net Sales
Coffee Systems	$1,101	$1,043	$2,243	$2,016
Packaged Beverages	1,498	1,392	2,805	2,609
Beverage Concentrates	375	309	703	615
Latin America Beverages	166	120	291	237
Total net sales	$3,140	$2,864	$6,042	$5,477

Income from Operations
Coffee Systems	$322	$290	$658	$562
Packaged Beverages	258	208	433	397
Beverage Concentrates	254	220	492	417
Latin America Beverages	36	21	58	48
Unallocated corporate costs	(136)	(178)	(267)	(397)
Total income from operations	$734	$561	$1,374	$1,027

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
For the second quarter of 2021 and 2020, we define our Adjusted non-GAAP financial measures as certain financial statement captions and metrics adjusted for certain items affecting comparability. The items affecting comparability are defined below.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the second quarter and first six months of 2021, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; and (vi) gains from insurance recoveries related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.
For the second quarter and first six months of 2021, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) transaction costs for significant business combinations (completed or abandoned) excluding the DPS Merger; (iv) costs related to significant non-routine legal matters; (v) the loss on early extinguishment of debt related to the redemption of debt, (vi) incremental costs to our operations related to risks associated with the COVID-19 pandemic and (vii) impairment recognized on our equity method investment with Bedford.
Incremental costs to our operations related to risks associated with the COVID-19 pandemic include incremental expenses incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic. We believe removing these costs reflects how management views our business results on a consistent basis. See Impact of COVID-19 on our Financial Statements for further information.
For the second quarter and first six months of 2021 and 2020, the supplemental financial data set forth below includes reconciliations of Adjusted income from operations, Adjusted net income and Adjusted diluted EPS to the applicable financial measure presented in the unaudited condensed consolidated financial statement for the same period.
Reconciliations for these items are provided in the tables below.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Second Quarter of 2021
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$1,370	$1,770	56.4%	$1,039	$734	23.4%
Items Affecting Comparability:
Mark to market	17	(17)		21	(38)
Amortization of intangibles	—	—		(34)	34
Stock compensation	—	—		(5)	5
Restructuring and integration costs	—	—		(49)	49
Productivity	(14)	14		(24)	38
Nonroutine legal matters	—	—		(6)	6
COVID-19	(7)	7		(4)	11
Adjusted	$1,366	$1,774	56.5%	$938	$839	26.7%

	Interest expense	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
Reported	$125	$613	$165	26.9%	$448	$0.31
Items Affecting Comparability:
Mark to market	(1)	(37)	(9)		(28)	(0.02)
Amortization of intangibles	—	34	9		25	0.02
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value debt adjustment	(4)	4	—		4	—
Stock compensation	—	5	2		3	—
Restructuring and integration costs	—	49	11		38	0.03
Productivity	—	38	10		28	0.02
Nonroutine legal matters	—	6	1		5	—
COVID-19	—	11	3		8	0.01
Malware incident	—	—	—		—	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	(6)		6	—
Adjusted	$119	$724	$186	25.7%	$538	$0.38
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Second Quarter of 2020
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$1,302	$1,562	54.5%	$1,001	$561	19.6%
Items Affecting Comparability:
Mark to market	(29)	29		16	13
Amortization of intangibles	—	—		(33)	33
Stock compensation	—	—		(8)	8
Restructuring and integration costs	—	—		(52)	52
Productivity	(2)	2		(17)	19
Nonroutine legal matters	—	—		(26)	26
COVID-19	(18)	18		(45)	63
Adjusted	$1,253	$1,611	56.3%	$836	$775	27.1%

	Interest expense	Loss on early extinguishment of debt	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
Reported	$157	$2	$406	$108	26.6%	$298	$0.21
Items Affecting Comparability:
Mark to market	(3)	—	16	5		11	0.01
Amortization of intangibles	—	—	33	9		24	0.02
Amortization of deferred financing costs	(3)	—	3	—		3	—
Amortization of fair value debt adjustment	(6)	—	6	1		5	—
Stock compensation	—	—	8	2		6	—
Restructuring and integration costs	—	—	52	12		40	0.03
Productivity	—	—	19	4		15	0.01
Loss on early extinguishment of debt	—	(2)	2	1		1	—
Nonroutine legal matters	—	—	26	7		19	0.01
COVID-19	—	—	63	16		47	0.03
Adjusted	$145	$—	$634	$165	26.0%	$469	$0.33
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Six Months of 2021
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$2,672	$3,370	55.8%	$2,000	$1,374	22.7%
Items Affecting Comparability:
Mark to market	26	(26)		50	(76)
Amortization of intangibles	—	—		(67)	67
Stock compensation	—	—		(11)	11
Restructuring and integration costs	—	—		(92)	92
Productivity	(22)	22		(49)	71
Nonroutine legal matters	—	—		(16)	16
COVID-19	(19)	19		(8)	27
Malware incident	—	—		2	(2)
Adjusted	$2,657	$3,385	56.0%	$1,809	$1,580	26.2%

	Interest expense	Loss on early extinguishment of debt	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
Reported	$265	$105	$1,011	$238	23.5%	$773	$0.54
Items Affecting Comparability:
Mark to market	7	—	(83)	(20)		(63)	(0.04)
Amortization of intangibles	—	—	67	17		50	0.04
Amortization of deferred financing costs	(4)	—	4	—		4	—
Amortization of fair value debt adjustment	(10)	—	10	2		8	—
Stock compensation	—	—	11	14		(3)	—
Restructuring and integration costs	—	—	92	22		70	0.05
Productivity	—	—	71	18		53	0.04
Loss on early extinguishment of debt	—	(105)	105	25		80	0.06
Nonroutine legal matters	—	—	16	3		13	0.01
COVID-19	—	—	27	7		20	0.01
Malware incident	—	—	(2)	—		(2)	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	(6)		6	—
Adjusted	$258	$—	$1,329	$320	24.1%	$1,009	$0.71
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Six Months of 2020
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$2,463	$3,014	55.0%	$2,029	$1,027	18.8%
Items Affecting Comparability:
Mark to market	(44)	44		(27)	71
Amortization of intangibles	—	—		(66)	66
Stock compensation	—	—		(15)	15
Restructuring and integration costs	—	—		(104)	104
Productivity	(18)	18		(55)	73
Nonroutine legal matters	—	—		(35)	35
COVID-19	(19)	19		(49)	68
Adjusted	$2,382	$3,095	56.5%	$1,678	$1,459	26.6%

	Interest expense	Loss on early extinguishment of debt	Impairment of investment and note receivable	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
Reported	$310	$4	$86	$611	$157	25.7%	$454	$0.32
Items Affecting Comparability:
Mark to market	(27)	—	—	98	26		72	0.05
Amortization of intangibles	—	—	—	66	18		48	0.03
Amortization of deferred financing costs	(6)	—	—	6	1		5	—
Amortization of fair value debt adjustment	(12)	—	—	12	3		9	0.01
Stock compensation	—	—	—	15	3		12	0.01
Restructuring and integration costs		—	—	104	26		78	0.05
Productivity	—	—	—	73	19		54	0.04
Loss on early extinguishment of debt	—	(4)	—	4	1		3	—
Impairment of investment and note receivable	—	—	(86)	86	21		65	0.05
Nonroutine legal matters	—	—	—	35	9		26	0.02
COVID-19	—	—	—	68	17		51	0.04
Adjusted	$265	$—	$—	$1,178	$301	25.6%	$877	$0.62
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the Second Quarter of 2021
Income from Operations
Coffee Systems	$322	$49	$371
Packaged Beverages	258	28	286
Beverage Concentrates	254	2	256
Latin America Beverages	36	1	37
Unallocated corporate costs	(136)	25	(111)
Total income from operations	$734	$105	$839

For the Second Quarter of 2020
Income from Operations
Coffee Systems	$290	$73	$363
Packaged Beverages	208	61	269
Beverage Concentrates	220	2	222
Latin America Beverages	21	2	23
Unallocated corporate costs	(178)	76	(102)
Total income from operations	$561	$214	$775
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the first six months of 2021:
Income from Operations
Coffee Systems	$658	$102	$760
Packaged Beverages	433	50	483
Beverage Concentrates	492	3	495
Latin America Beverages	58	2	60
Unallocated corporate costs	(267)	49	(218)
Total income from operations	$1,374	$206	$1,580

For the first six months of 2020:
Income from Operations
Coffee Systems	$562	$148	$710
Packaged Beverages	397	75	472
Beverage Concentrates	417	2	419
Latin America Beverages	48	2	50
Unallocated corporate costs	(397)	205	(192)
Total income from operations	$1,027	$432	$1,459

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(Unaudited)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income	$1,644
Interest expense	559
Provision for income taxes	509
Loss on early extinguishment of debt	105
Impairment of investments and not receivable	16
Impairment of intangible assets	67
Other (income) expense, net	(6)
Depreciation expense	385
Other amortization	162
Amortization of intangibles	134
EBITDA	$3,575
Items affecting comparability:
Restructuring and integration expenses	$187
Productivity	106
Nonroutine legal matters	38
Stock compensation	23
COVID-19	87
Malware incident	(2)
Mark to market	(175)
Adjusted EBITDA	$3,839

June 30,
2021
Principal amounts of:
Commercial paper notes	$1,323
Term loan	—
KDP Revolver	—
Senior unsecured notes	11,875
Total principal amounts	13,198
Less: Cash and cash equivalents	167
Total principal amounts less cash and cash equivalents	$13,031

June 30, 2021 Management Leverage Ratio	3.4

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(Unaudited)

(in millions)	THIRD QUARTER OF 2020	FOURTH QUARTER OF 2020	FIRST SIX MONTHS OF 2021	LAST TWELVE MONTHS
Net income	$443	$428	$773	$1,644
Interest expense	148	146	265	559
Provision for income taxes	141	130	238	509
Loss on early extinguishment of debt	—	—	105	105
Impairment on investments and note receivable	16	—	—	16
Impairment of intangible assets	—	67	—	67
Other (income) expense, net	5	(4)	(7)	(6)
Depreciation expense	89	90	206	385
Other amortization	42	40	80	162
Amortization of intangibles	34	33	67	134
EBITDA	$918	$930	$1,727	$3,575
Items affecting comparability:
Restructuring and integration expenses	$39	$56	$92	$187
Productivity	26	22	58	106
Nonroutine legal matters	8	14	16	38
Stock compensation	6	6	11	23
COVID-19	49	11	27	87
Malware incident	—	—	(2)	(2)
Mark to market	(45)	(54)	(76)	(175)
Adjusted EBITDA	$1,001	$985	$1,853	$3,839

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first six months of 2021 and 2020, there were no certain items excluded for comparison to prior year periods.

	First Six Months
(in millions)	2021	2020
Net cash provided by operating activities	$1,139	$1,062
Purchases of property, plant and equipment	(204)	(276)
Proceeds from sales of property, plant and equipment	15	202
Free Cash Flow	$950	$988

RECONCILIATION OF CERTAIN CURRENCY NEUTRAL ADJUSTED FINANCIAL RESULTS
(Unaudited)
Net sales, adjusted income from operations and adjusted earnings per share, as adjusted to currency neutral: These adjusted financial results are calculated on a currency neutral basis by converting our current-period local currency financial results using the prior-period foreign currency exchange rates.

	Coffee Systems	Packaged Beverages	Beverage Concentrates	Latin America Beverages	Total
For the second quarter of 2021:
Net sales	5.6%	7.6%	21.4%	38.3%	9.6%
Impact of foreign currency	(1.7)%	(0.3)%	(0.7)%	(17.5)%	(1.5)%
Net sales, as adjusted to currency neutral	3.9%	7.3%	20.7%	20.8%	8.1%

For the first six months of 2021:
Net sales	11.3%	7.5%	14.3%	22.8%	10.3%
Impact of foreign currency	(1.1)%	(0.3)%	(0.5)%	(8.5)%	(0.9)%
Net sales, as adjusted to currency neutral	10.2%	7.2%	13.8%	14.3%	9.4%

	Coffee Systems	Packaged Beverages	Beverage Concentrates	Latin America Beverages	Total
For the second quarter of 2021:
Adjusted income from operations	2.2%	6.3%	15.3%	60.9%	8.3%
Impact of foreign currency	(1.1)%	(0.4)%	(0.9)%	(17.4)%	(1.5)%
Adjusted income from operations, as adjusted to currency neutral	1.1%	5.9%	14.4%	43.5%	6.8%

For the first six months of 2021:
Adjusted income from operations	7.0%	2.3%	18.1%	20.0%	8.3%
Impact of foreign currency	(0.7)%	(0.2)%	(0.7)%	(8.0)%	(0.9)%
Adjusted income from operations, as adjusted to currency neutral	6.3%	2.1%	17.4%	12.0%	7.4%

	Second Quarter of 2021	First Six Months of 2021
Adjusted diluted earnings per share	$0.38	$0.71
Impact of foreign currency	(0.01)	(0.01)
Adjusted diluted earnings per share, as adjusted to currency neutral	$0.37	$0.70

The following table sets forth our reconciliation of significant COVID-19-related expenses. However, employee compensation expense and employee protection costs, which impact our SG&A expenses and cost of sales, are included as the COVID-19 item affecting comparability and are excluded in our Adjusted financial measures. In addition, reported amounts under U.S. GAAP also include additional costs, not included as the COVID-19 item affecting comparability, as presented in tables below.

	Items Affecting Comparability(1)
(in millions)	Employee Compensation Expense(2)	Employee Protection Costs(3)	Allowances for Expected Credit Losses(4)	Inventory Write-Downs(5)	Total
For the second quarter of 2021:
Coffee Systems	$1	$4	$(2)	$—	$3
Packaged Beverages	3	3	(8)	—	(2)
Beverage Concentrates	—	—	(3)	—	(3)
Latin America Beverages	—	—	—	—	—
Total	$4	$7	$(13)	$—	$(2)

For the second quarter of 2020:
Coffee Systems	$7	$2	$—	$8	$17
Packaged Beverages	38	16	—	—	54
Beverage Concentrates	—	—	4	—	4
Latin America Beverages	—	—	—	—	—
Total	$45	$18	$4	$8	$75

For the first six months of 2021:
Coffee Systems	$2	$13	$(2)	$—	$13
Packaged Beverages	6	5	(8)	—	3
Beverage Concentrates	—	—	(3)	—	(3)
Latin America Beverages	—	1	—	—	1
Total	$8	$19	$(13)	$—	$14

For the first six months of 2020:
Coffee Systems	$7	$2	$2	$8	$19
Packaged Beverages	41	18	8	—	67
Beverage Concentrates	—	—	4	—	4
Latin America Beverages	—	—	—	—	—
Total	$48	$20	$14	$8	$90

(1)Employee compensation expense and employee protection costs are both included as the COVID-19 items affecting comparability in the reconciliation of our Adjusted Non-GAAP financial measures.
(2)In 2021, reflected pay for temporary employees, including the associated taxes, as well as incremental benefits provided to frontline workers such as extended sick leave, in order to maintain essential operations during the COVID-19 pandemic. In 2020, primarily reflected temporary incremental frontline incentive pay and benefits, as well as pay for temporary employees, including the associated taxes. Impacts both cost of sales and SG&A expenses.
(3)Included costs associated with personal protective equipment, temperature scans, cleaning and other sanitization services. Impacts both cost of sales and SG&A expenses.
(4)In 2020, allowances reflected the expected impact of the economic uncertainty caused by COVID-19, leveraging estimates of credit worthiness, default and recovery rates for certain of our customers. In 2021, reversals of those allowances reflect improving economic conditions. Impacts SG&A expenses.
(5)Impacts cost of sales.

RECONCILIATION OF CERTAIN ADJUSTED FINANCIAL RESULTS
FOR THE FIRST SIX MONTHS OF 2019
(Unaudited, in millions, except per share data)

For the purposes of additional analysis, we have also included certain non-GAAP financial measures for the first six months of 2019.
For the first six months of 2019, we define our Adjusted non-GAAP financial measures as certain financial statement captions and metrics adjusted for certain items affecting comparability. The items affecting comparability are defined below.
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the first six months of 2019, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) transaction costs not associated with the DPS Merger; (iv) costs related to significant non-routine legal matters; (v) the impact of the step-up of acquired inventory not associated with the DPS Merger (vi) the loss on early extinguishment of debt related to the redemption of debt; and (vii) the loss related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.

	Net Sales	Income from operations	Diluted earnings per share
Reported	$5,316	$1,085	$0.38
Items Affecting Comparability:
Mark to market	—	(8)	0.02
Amortization of intangibles	—	63	0.03
Amortization of fair value debt adjustment	—	—	0.01
Stock compensation	—	15	0.01
Restructuring and integration costs	—	99	0.05
Productivity	—	42	0.02
Transaction costs	—	1	0.01
Inventory step-up	—	3	—
Provision for settlements	—	15	0.01
Malware incident	—	8	—
Adjusted	$5,316	$1,323	$0.55
Diluted earnings per common share may not foot due to rounding.

RECONCILIATION OF CURRENCY NEUTRAL FINANCIAL RESULTS
FOR THE FIRST SIX MONTHS OF 2021 COMPARED TO THE FIRST SIX MONTHS OF 2019
(Unaudited)
Net sales as adjusted to currency neutral: This adjusted financial result is calculated on a currency neutral basis by converting our local currency net sales for the first six months of 2021 using the foreign currency exchange rates from the first six months of 2019.

Growth (%)
Net sales growth compared to the first six months of 2019	13.7%
Impact of foreign currency	(0.3)%
Net sales growth compared to the first six months of 2019, as adjusted to currency neutral	13.4%